UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: December 13, 2024
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950		38-0549190
(Commission File Number)		(IRS Employer Identification No.)

One American Road
Dearborn,	Michigan	48126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	F	New York Stock Exchange
6.200% Notes due June 1, 2059	FPRB	New York Stock Exchange
6.000% Notes due December 1, 2059	FPRC	New York Stock Exchange
6.500% Notes due August 15, 2062	FPRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 13, 2024, BlueOval SK, LLC (“BOSK” or the “Borrower”), a 50/50 joint venture company among Ford Motor Company (“Ford”), SK On Co., Ltd. (“SK On”), and SK Battery America, Inc. (“SKBA,” a wholly owned subsidiary of SK On), entered into a Loan Arrangement and Reimbursement Agreement (the "Loan Agreement") pursuant to which the Department of Energy (“DOE”) agreed to arrange for the Federal Financing Bank to purchase a note or notes from the Borrower and to make advances from time to time thereunder up to $9,633,040,000 (the “BOSK DOE Loan”) to finance the construction of battery manufacturing plants in Tennessee and Kentucky. BOSK is a consolidated subsidiary of SK On.

In conjunction with the Loan Agreement, on December 13, 2024, each of Ford, SK On, SKBA, and SK Innovation Co., Ltd., entered into a Sponsor Support, Share Retention and Subordination Agreement (the “SSA”) with BOSK and DOE. Under the SSA, Ford has agreed to guarantee 50% of BOSK’s payment obligations under the BOSK DOE Loan.

The SSA contains affirmative and negative covenants applicable to Ford that are substantially similar to those in Ford’s existing Credit Agreement dated as of December 15, 2006, as amended and restated as of November 24, 2009, as amended and restated as of April 30, 2014, as amended and restated as of April 30, 2015, and as further amended and restated as of September 29, 2021 (and as amended, supplemented, or otherwise modified from time to time, the “Existing Credit Agreement”). The affirmative covenants include delivery of Ford’s financial statements, delivery of compliance certificates and notices of default, and maintenance of Ford’s automotive business and corporate existence. The negative covenants, subject to certain exceptions, include limitations on Ford’s ability to merge or consolidate with another person, a limitation on liens, a negative pledge, and a limitation on sale-leaseback transactions. The SSA also contains a negative covenant substantially similar to the liquidity covenant in the Existing Credit Agreement requiring that Ford not permit Available Liquidity (as defined in the SSA) to be less than $4,000,000,000.

The SSA includes certain events of default, defined as “Ford Sponsor Entity Defaults,” the occurrence of which would constitute an event of default under the Loan Agreement. The Ford Sponsor Entity Defaults are substantially similar to those in Ford’s Existing Credit Agreement, including:

•Any representation or warranty is materially incorrect;
•Breach of covenants in the SSA, subject to grace periods consistent with the Existing Credit Agreement;
•Cross-payment default with respect to debt for borrowed money of Ford or any significant guarantor in an aggregate outstanding principal amount of $1,000,000,000 or more;
•Cross-acceleration to indebtedness for borrowed money of Ford or any significant guarantor with an aggregate outstanding principal amount of $1,000,000,000 or more;
•Bankruptcy of Ford, Ford Motor Credit Company LLC, Ford Canada, or any significant guarantor;
•Occurrence of certain ERISA events; and
•U.S. judgments against Ford or any significant guarantor not vacated, discharged, satisfied, stayed, or bonded pending appeal within 60 days, that involve a liability of either (a) $100,000,000 (or the foreign currency equivalent thereof) or more, in the case of any single judgment or decree or (b) $200,000,000 (or the foreign currency equivalent thereof) or more in the aggregate.

The final maturity date of the BOSK DOE Loan is expected to be in July 2040.

The SSA is filed as Exhibit 10 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 10	Sponsor Support, Share Retention and Subordination	Filed with this Report
Agreement dated December 13, 2024 among BlueOval
SK, LLC, Ford Motor Company, SK Innovation Co., Ltd.,
SK On Co., Ltd., SK Battery America, Inc., and United
States Department of Energy*

Exhibit 104	Cover Page Interactive Data File	**
(formatted in Inline XBRL)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: December 16, 2024	By:	/s/ David J. Witten
David J. Witten
Assistant Secretary

*	Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and is the type of information that the Company customarily and actually treats as private and confidential.
**	Submitted electronically with this Report in accordance with the provisions of Regulation S-T.